SECOND AMENDMENT TO MASTER LEASE AGREEMENT

2949 W ALAMEDA AVE, DENVER, CO 80219

THIS SECOND AMENDMENT TO MASTER LEASE AGREEMENT (the "Second Amendment"), is made as of July 31, 2019, by and between 2949 W Alameda Ave, LLC ("Landlord") and Diego Pellicer Worldwide, Inc ("Lessee"). Landlord and Lessee are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITAL:

A. On or about August 15, 2014, Landlord and Lessor entered into a Master Lease Agreement ("Lease"), as amended by that certain First Amendment to master Lease Agreement (collectively, the "Lease"), for certain premises located at 2949 W Alameda Ave, Denver, CO 80219.

NOW, THEREFORE, the Parties agree as follows:

1. Recitals. The above recital is true and correct and is incorporated herein.

2. Lease Amendment. The Lease is amended as follows:

   a. Renewal of Lease. Lessee has properly exercised its first option to renew the Lease for an additional term of five years. Accordingly, the term of the Lease will end on February 28, 2025, unless Lessee exercises its additional option(s) to renew.

   b. Base Rent. Lessee shall pay Base Rent as follows beginning March 1, 2020: Base Rent of $20,000 + NNN from March 1, 2020, through and including June 30, 2021; Base Rent of $22,500 + NNN from July 1, 2021, through and including February 28, 2025. The reduction of Base Rent of $2,500.00 per month from March 1, 2020, through and including June 30, 2021, is in consideration of the payment of $40,000 for last two months Base Rent as listed on page 2 of the Lease.

   c. Base Rent for Renewal. If Lessee exercises its future option(s) to renew the Lease, Base Rent will increase 3% each year over the Base Rent for the preceding year, not including NNN charges.

   d. Negotiation of Option to Purchase. Landlord and Lessee shall cooperate in good faith to negotiate and agree as soon as practicable to a twenty-four-month option for Lessee to purchase the Premises from Landlord for $2,400,000.

3. Miscellaneous.

   A. Except as modified herein, the Lease remains in full force and effect.
   B. This Second Amendment supersedes all other agreements and understandings between the Parties as to the subject matters contained herein. In case of a conflict between this Amendment and the Lease, the terms of this Second Amendment will control and supersede the terms of the Lease.

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IN WITNESS WHEREOF, the Parties have executed this agreement on the date written hereinabove.

LANDLORD:
2949 W Alameda, LLC

By: Ryan Matton
Print: ________________

LESSEE:
Diego Pellicer Worldwide, Inc

By: ________________
Print: ________________

RM

FIRST AMENDMENT TO MASTER LEASE AGREEMENT

2949 W ALAMEDA AVE, DENVER, CO 80219

THIS AMENDMENT TO MASTER LEASE AGREEMENT ("Agreement" and/or "Lease Amendment"), is made this 23 day of August, 2016, by and between 2949 W Alameda Ave, LLC ("Landlord"), Diego Pellicer Worldwide, Inc ("Lessee"), and Royal Asset Management, LLC ("Sublessee").

RECITALS:

A. WHEREAS, on or about August 15, 2014, Landlord and Lessee entered into a Master Lease Agreement ("Lease"), attached as **Exhibit A**, for certain premises located at 2949 W Alameda Ave, Denver, CO 80219 ("Premises").

B. WHEREAS, on September 8, 2015, as set forth in the Commercial Sublease Agreement ("Sublease"), Lessee subleased the Premises to Sublessee, attached as **Exhibit B**.

C. WHEREAS, all Parties consent to this Lease Amendment as forth in this Agreement.

NOW, THEREFORE, in consideration of the conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, all Parties agree as follows:

1. Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

2. Lease Amendment: The Lease is modified and amended as follows:
   a. Tenant Improvement provisions:
      i. Add: Tenant Improvement Allowance. Landlord shall provide to Tenant an allowance in the amount of Two Hundred and Thirty Thousand and 00/100 dollars ($230,000.00) (the "Tenant Improvement Allowance"), which shall be paid upon the mutual execution of this Agreement and wired into the trust account of Kris Hoeltgen with 1st Security Escrow Company LLC. The Tenant Improvement Allowance shall be used to construct and install the Tenant Improvements and for no other purpose.
   b. Change of Base Term's extension:
      i. "Base Term. To have and to hold the same for a term of (5) years commencing on the First day of August, 2014 until July 31, 2019 with one Five (5) year extension which must be exercised no less than 120 days prior to the end of the first lease period." is changed to "Base Term. To have and to hold the same for a term commencing on the First day of August, 2014 until February 29, 2020 with three (3) five-year (5-year) extensions which must be exercised no less than 120 days prior to the end of the first lease period."
   c. Change of Base Rent:
      I. The Base Rent of $20,000.00 per month is updated to the following schedule:

Period	Base Rent/Mth
Sept 2016 - Aug 2017	$20,000.00 + NNN
Sept 2017 - Aug 2018	$23,838.13 + NNN
Sept 2018 - Feb 2020	$36,098.11 + NNN

   d. Change of Default provisions:
      i. "Any Late Payment shall bear a penalty of $200.00." is changed to "Any Late Payment received after the 5th day of the month shall bear a penalty of $200.00 per day until fully paid."

Landlord Initials: WU Lessee Initials: [signature] Sublessee Initials: [signature]

ii. "In the event of an occurrence of default as set forth above, Landlord shall have the right to Terminate this Lease and end the term hereof by giving to Tenant written notice of such termination" is changed to "In the event of an occurrence of default as set forth above, and not being cured for a period of three (3) calendar days after written notice from Landlord, Landlord may elect to seek any and all legal remedies to cause the Tenant to cure such default, including, but not limited to commencement of eviction proceedings, retaking possession of the Premises and/or any other legal remedy allowed at law or in equity."

3. Consent of Sublease. Landlord hereby consents to the Sublease from Lessee to Sublessee, Royal Asset Management, LLC, whose primary principal is Neil Demers.

4. Miscellaneous.
   A. In the event of any litigation arising out of or in connection with this Agreement, the prevailing party shall be awarded reasonable attorneys' fees, costs and expenses.
   B. The Lease and Sublease as modified herein remains in full force and effect and is ratified by the parties. In the event of any conflict between the Lease, Sublease, and this Agreement, the terms and conditions of this Agreement shall control.
   C. This Agreement is binding upon and inures to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.
   D. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original and such counterparts will together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this agreement on the date written hereinabove.

LANDLORD:
2949 W Alameda, LLC

By: ______________________

Print: ______________________

LESSEE:
Diego Pellicer Worldwide, Inc

By: ______________________

Print: Ron Throgmartin

SUBLESSEE:
Royal Asset Management, LLC

By: ______________________

Print: ______________________

Landlord Initials: ____ Lessee Initials: ____ Sublessee Initials: ____

CONSENT TO SUBLEASE OF SPACE

THIS CONSENT TO SUBLEASE TO LEASE OF SPACE ("Agreement"), is effective the 8 day of September, 2015, by and between 2949 W Alameda Ave, LLC ("Landlord") and Diego Pellicer Worldwide, Inc ("Tenant").

RECITALS:

A. On July 14, 2014, Landlord and Tenant have entered into a Lease ("Lease") for certain premises located at 2949 W Alameda Ave, Denver, Colorado, 80219 ("Premises").

B. Tenant's desires to sublease the Premises to Royal Asset Management, LLC ("Sublessee").

C. Landlord consents to the sublease as forth in this Agreement.

NOW, THEREFORE, in consideration of the conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Sublease and Consent. Landlord hereby consents to the sublease from Diego Pellicer Worldwide, Inc to Royal Asset Management, LLC. Landlord further consents that Sublessee may use the Premises to conduct its legally licensed medical or retail marijuana retail operation under the state laws of Colorado.

2. Miscellaneous.

A. No party has engaged a broker in connection with the negotiation and/or execution of this Agreement.

B. In the event of any litigation arising out of or in connection with this Agreement, the prevailing party shall be awarded reasonable attorneys' fees, costs and expenses.

C. The Lease as modified herein remains in full force and effect and is ratified by Landlord and Tenant. In the event of any conflict between the Lease and this Agreement, the terms and conditions of this Agreement shall control.

D. This Agreement is binding upon and inures to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this agreement on the date written hereinabove.

TENANT:
Diego Pellicer Worldwide, Inc

By: ______________________
Ronald Throgmartin, CEO

LANDLORD:
2949 W Alameda Ave, LLC

By: ______________________
Ryan Mahon, Member

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between: 2949 W. Alameda Ave. LLC whose address is 675 Kalamath Street Denver Colorado 80204, as Landlord, and Diego Pellicer Worldwide, Inc. a Delaware Corporation, as Tenant, which is liable for all provisions, covenants and obligations hereunder.

Landlord wishes to lease to Tenant and Tenant wishes to lease from Landlord, certain real property, further identified and defined herein. (Landlord and Tenant, together, herein sometimes referred to as the "Parties"). THIS LEASE IS CONTINGENT UPON 2949 W ALAMEDA AVE LLC. PURCHASING + CLOSING ON THE PROPERTY LOCATED AT 2949 W ALAMEDA AVE, DENVER CO

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and under the warranties, representations, conditions and covenants herein, the Parties agree to the following:

WITNESSETH:

Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions as hereinafter set forth, premises described as follows:

ALAMEDA HEIGHTS B16 PT OF L21 TO 24 BEG NW COR L21 E 12FT TOTPOB S 65.02FT SELY 23.33FT E 106.43FT N 81.5FT W 135FT TO TPOB

Also known as

2949 W Alameda Ave, Denver, CO 80219

Together with all rights privileges, easements, appurtenances and amenities belonging to or in any way pertaining to the premises and together with the buildings and other improvements situated upon said premises. All personal property and business property located on and in the premises on commencement date shall be considered property of the Landlords and included in the lease. Tenant shall take inventory of all items within 30 days from the commencement date and share it with landlord. Tenant shall be responsible to insure, maintain and pay the personal property taxes on said property. (said real property, buildings and improvements hereinafter referred to as the "premises").

Base Term. To have and to hold the same for a term of (5) years commencing on the First day of August, 2014 until July 31, 2019 with one Five (5) year extension which must be exercised no less than 120 days prior to the end of the first lease period. Should the Tenant exercise the 5 year option the lease rate shall be $25,000.00 for the term.

Base Rent. Tenant hereby agrees to pay to Landlord, Rent as Follows:
Base Rent: $20,000.00 per month for 3,303 sqft plus NNN. The NNN Shall be $700.00 per month approximately. The base rent shall not increase throughout the term of this lease.

The Payment, Plus "NNN" expenses shall be payable in equal monthly installments as listed in the schedule above, in advance without notice on the first day of each month during said term, at such other place as Landlord may designate in writing from time to time, without any set-off or deduction whatsoever ("Base Rent").

Said payments shall be in legal tender and lawful money of the United States. If the term herein commences on a day other than the first day of a calendar month, then Tenant shall pay to Landlord the rent for the number of days that exist prior to the first of the succeeding month, with a similar adjustment

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being made at the termination of this Lease, if necessary.

Tenant shall tender to Landlord a payment of	First Month's Payment:	$ 20,000.00
	Last 2 Month's:	$ 40,000.00
	Security Deposit:	$ 40,000.00
Total of Initial payment		$ 100,000.00

The initial payment consists of first month's payment, two months' rent for security deposit and the two last months. Landlord shall not be obligated to pay interest on the security deposit. Tenant shall take immediate possession and lease commencement date is August 1, 2014. Landlord shall have the right to commingle such security deposit with other funds of Landlord. The portion of the deposit not held back

Additional Rent. All rent not defined, as base rent shall be considered "Additional Rent". In addition to the Base Rent specified above, Tenant shall pay to the Landlord an amount which Landlord shall Estimate for the cost of all personal property and real property (real estate) taxes, assessments and waste water attributable to the building and the operation thereof, all insurance as specified in this Lease and all maintenance of the building in order to keep it in good operational condition, this rent is also called NNN. The sum of the expenses shall be estimated by Landlord each year and divided by 12 and Tenant shall pay such rent along with his base rent. Landlord shall also be entitled to such other sums due in excess of the base rent which shall also be titled Additional Rent as specified in the Lease. As of the signing of this lease annual real estate taxes are to be determined at the beginning of each calendar year.

NNN Items. Included in the NNN items are all expenses related to the operation of the building, including all taxes levied against the building, insurance. Legal and professional fees and charges by any city authority, sidewalk improvements, and any other expense not considered a capital expense incurred by Landlord in operating the property. In addition, in the event the actual NNN Expenses exceed the budgeted NNN Expense payments, Tenant shall pay the difference within thirty (30) days of written notice by Landlord. Landlord will give the appropriate credit if the budgeted NNN Expense exceeds the actual.

In addition, Tenant shall be responsible for obtaining and maintaining insurance sufficient to protect Landlord as outlined below. In the event the NNN charges have been underestimated by Landlord, he may present a bill to Tenant and Tenant shall pay such bill within 10 days.

Exclusions from NNN items. None

Tenant, shall perform maintenance on the building and therefore avoid payment of the maintenance portion of the NNN directly to Landlord. To the extent Tenant fails to perform the maintenance of the property Landlord may perform such maintenance and bill Tenant for the cost of same.

Tenant shall keep in good order, condition and repair the Premises and every part thereof, (regardless of whether the damaged portion of the Premises or the means of repairing the same are accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within or about the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, showcases, skylights, entrances and vestibules located within or about the Premises and all sidewalks, including prompt snow removal as required by the City and County of Denver, and signs located on the building . In the event of any fine or charge assessed by the City and County of Denver or it's subdivisions for failure to maintain the building or sidewalks, Tenant shall promptly pay the same. If Lessee fails to perform Lessee's obligations under this section Lessor or his agents or contractors may at Lessor's option enter upon the Premises, after ten (10) days' prior written notice to Lessee, and put the same in good order, condition and

repair, and the cost thereof together with interest thereon at the rate of 18% per annum shall be due and payable as additional rent to Lessor together with Lessee's next rental installment. Landlord shall be entitled to a fee of 20% of the cost of any repairs or maintenance performed by Landlord.

Insurance Portion of NNN Items.

All-Risk Insurance. In the name of the Landlord, Tenant shall keep all improvements located on or appurtenant to the Premises insured against loss or damage by fire and such other perils as are now or hereafter included in the standard "All-Risk" policy in common use for commercial structures, including vandalism and malicious mischief. The amount of the All-Risk insurance shall be equal to one hundred percent (100%) of the then actual replacement cost of existing improvements, including the value of any leasehold improvements or betterments, but without deductions for depreciation. Landlord may, on each anniversary date of this Lease, request the carrier of the insurance (or the agent for the carrier) to determine the amount of insurance required by the provisions of this paragraph, and the resulting determination shall be conclusive between the parties. Upon Landlord's request, Tenant shall include the holder of any mortgage encumbering the Premises by virtue of a standard mortgagee's clause to the extent of that mortgagee's interest. In addition to the insurance set forth above, Tenant shall provide Rental Income Insurance (loss of rents insurance) in the name of Landlord in an amount sufficient to cover the full Base Rent as well as all other payments which are the responsibility of Tenant under the terms and conditions of this Lease. Further, if there is a boiler or similar equipment on the Premises, Tenant shall provide a separate policy covering boiler explosion, together with rental income insurance resulting from a boiler explosion. In lieu of Tenant acquiring the insurance as above set forth, Landlord shall have the exclusive right to purchase the insurance required by the provisions of this subsection 6(a) in Landlord's name and to forward Tenant a bill for the premium for such insurance. Tenant shall pay said bill as part of Landlord's NNN expenses through Tenant.

Liability Insurance. Tenant shall at all times keep in force a comprehensive general combined liability insurance policy providing protection of at least $2,000,000 against claims and liability for personal injury, bodily injury, death and property damage arising from the use, ownership, maintenance, disuse or condition of the Premises, any improvements located on or appurtenant to the Premises, improvements or adjoining areas or ways. Landlord shall be named and protected under the terms and conditions of said policy as Landlord of the Premises.

Personal Property. Tenant shall be responsible for insuring any and all personal property that may be owned by Landlord and Tenant. Any insurance that may be purchased pursuant to this section 6 or any proceeds that may be payable as a result of a loss under any such insurance shall in no way reduce, alter, diminish or modify any provisions of this Lease and specifically the indemnity provisions of section 11 hereof. Further Tenant shall complete an inventory of all property located

Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment.

Hold Over. Any rule or law to the contrary notwithstanding, in the event Tenant remains in possession of the Premises or any part thereof subsequent to the expiration of the term of this Lease or any extension thereof and such holding over shall be with the consent of Landlord, it shall be conclusively deemed that such possession and occupancy shall be a tenancy from month-to-month only, at a rental which was existing at the end of the term of this Lease or any extension thereof, unless increased by Landlord upon not less than 30 days' prior written notice, and, further, such possession shall be subject to all of the other terms and conditions (except any option to renew or option to purchase) contained in this Lease. In the

Landlord Initials: MU Tenant Initials: SSA

event Tenant otherwise Holds Over. Tenant shall pay to Landlord the sum of 150% of the rent.

Inspection and Acceptance of Premises. Tenant acknowledges that it has inspected or has had opportunity to inspect and accepts the premises in its condition as suitable for the purpose for which the premises are leased to the Tenant. Taking of possession by Tenant shall be deemed conclusively to establish that said premises are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in the lease. If this lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to the date above recited as the commencement date of this lease. Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "commencement date"; and Landlord hereby waives payment of rents covering any period prior to the tendering of possession to Tenant hereunder. After the commencement date Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the premises. Tenant specifically accepts the premises as follows: Leased premises shall be as is where is. Tenant shall be responsible for their own electric bill and shall be due monthly.

Use of Premises. Tenant shall have the right to use and occupy the Premises for the following purposes and no other which is a medical and/or retail marijuana operation, legal under the constitution of the State of Colorado or permitted by Colorado law. Tenant asserts he will not sell any product in the property which is illegal for sale. Tenant shall not use any portion of the premises outside of the building structures to sell products, including the yard, patios, driveways and sidewalks.

Expansion of Use. In the event Tenant seeks to expand the use of the Premises, Tenant shall advise Landlord and Landlord and Tenant shall negotiate such additional sums which may be due for such expansion of Tenant's business, if any.

Tenant's Additional Obligations. Tenant covenants, throughout the term of this Lease and at Tenant's sole cost and expense, to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all state and municipal governments, special districts and all appropriate departments, commissions, boards and officers thereof.

Assignment and Subleasing. Neither this Lease nor any interest herein may be assigned by Tenant, voluntarily or involuntarily, by operation of law or otherwise. Any consent to assignment given by Landlord shall not constitute a waiver of necessity for such consent to a subsequent assignment. Any assignment in violation of this paragraph shall be null and void. Landlord shall be entitled to a reasonable fee for his time and effort in reviewing the new tenant's credit and use of the property upon application for assignment.

The Landlord hereby authorizes and consents for the Premises to be sublet by Tenant to licensed medical and/or recreational marijuana growers, processors and/or retailers, including DPCO, Inc (the "Subtenant"), and those affiliates of subtenant controlled by or under direct common control of subtenant. Tenant shall have the right to replace the Subtenant with Landlord's approval, which approval shall not be unreasonably withheld; however Tenant shall remain responsible for all terms and conditions of this Lease. Notice shall include name and contact information of the new Subtenant and proof of licensing approval from the MMED and City of Denver. New Subtenants must meet all other requirements of this Lease. In addition to Tenant, any sub lessee or assignee shall be personally liable for all payments, conditions, covenants and agreements in this Lease. Landlord shall not unreasonably withhold approval

Landlord Initials: MJ Tenant Initials: SD

of a sublease, and may take into consideration the Sub-lessor's prospective use of the property, his business experience, his capital resources and his credit rating.

Utilities. Tenant shall promptly pay all charges for water, sewer, heat, gas, light, electricity, and any and all other utilities used on or in connection with the operation and maintenance of the Premises.

Indemnity Provisions. Tenant agrees to exonerate, save harmless, protect and indemnify Landlord, or any owner of the Premises, from and against any and all losses, damages, claims, suits or actions, judgments and costs which may arise during the term hereof for personal injury, loss of life or damaged property sustained in or about the Premises or the improvements and appurtenances thereto or upon the adjacent sidewalks and streets and from and against all costs, attorney fees, expenses and liabilities incurred in, as a result of and about any such claims, the investigation thereof or the defense of any action or proceeding brought thereon, and from and against any judgments, orders, decrees or liens resultant there from and any fines levied by any authority for violation of any law, regulation or ordinance by virtue of the use of the improvements and appurtenances thereto situated upon the Premises. This indemnity shall include any loss from the filing of mechanic's and/or material men's liens.

Occupational Safety and Health Act. Tenant shall fully comply with the Occupational Safety and Health Act of 1970 (as amended) (Chapter XVII, Title XIX of the United States Code) (OSHA) or applicable state statute adopted pursuant to OSHA. It shall be Tenant's obligation to fully comply with the provisions and standards as contained in said Act (or as the same may be amended) and Tenant shall hold Landlord harmless from any obligations or responsibilities, if any, created under said OSHA or other applicable federal or state statute. Further, Tenant shall be responsible to make any and all repairs and alterations to the structural and non-structural components of the Premises, or to any appurtenances situated upon the Premises that may be required of Landlord as provided in any OSHA or any other statute, law or ordinance in effect at the time of the execution of this Lease or which may hereafter be enacted.

Care of the Premises. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises. At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as at date of possession by Tenant, ordinary wear and tear excepted; and Tenant shall remove all of Tenant's trade fixtures, furniture and other effects. All movable furniture and other effects not so removed shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefore, and Tenant shall pay Landlord all expenses incurred in connection with such property. Tenant's obligation to observe or perform this covenant shall survive the termination of this Lease.

Tenant shall pay before delinquency all taxes, assessments, license taxes and other charges levied, assessed or imposed upon Tenant's operation, occupancy or conduct of business at the Premises or upon Tenant's equipment, furniture, trade fixtures, leasehold improvements and other personal property of any kind installed or located on the Premises, which become payable during the term of this Lease.

Alterations to Premises. Tenant shall have the right, at is sole cost and expense, to make changes or alterations to the Premises upon written approval of Landlord. Tenant may, without written approval, change the flooring in the Premises at Tenant's expense, may paint the interior and remove or change the dividers currently on the floor. In the event Tenant removes the existing tile on the floor, he shall place new floor coverings such that, in the event of removal of any dividers, the floor remains intact and as one floor, without holes or vacant spots where the dividers are placed.

Tenant shall make no alterations in or additions or repairs to the Premises without first obtaining the

Landlord Initials: MM Tenant Initials: SW

written consent of Landlord, which consent shall not be unreasonably withheld; and Tenant shall notify Landlord at least ten (10) business days in advance of any alterations in or repairs or additions to the Premises which Tenant proposes to make. Tenant shall post notice pursuant to the Colorado Mechanics Lien Act so that any lien recorded against the property of which the Premises are a part does not attach to Landlord's interest.

All such alterations, additions or improvements shall be made at Tenant's sole cost and expense and, except for furniture and trade fixtures, shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the term hereof. Landlord may require Tenant to remove all such improvements installed by the Tenant and to repair any damage to the Premises from such removal. Tenant shall construct such improvements, alterations or repairs in conformance with any and all applicable rules and regulations of any Federal, State, or Municipal or special authority code or ordinance. At least ten (10) days before the commencement of any such work, Tenant agrees to provide Landlord with lien waivers from all persons performing such work and material men providing materials used in connection therewith. In the event Tenant orders any construction, alterations, decorating or repair work directly from Landlord, the charges for such work shall be payable to Landlord upon satisfactory completion of such work. If not paid when invoiced, such nonpayment shall be deemed an event of default hereunder. In the event any lien shall be filed for labor performed or materials supplied, Tenant shall cause such lien to be released within thirty (30) days. Failure to do so will be considered a material breach of this Lease Agreement.

In all cases any changes or alterations shall conform to all building and zoning regulations, and shall be performed in a workman like manner, with all building permits which may be required by the city or state being obtained by the Tenant, and the follow up inspections completed including final inspections by the appropriate authorities. Further, Tenant shall be responsible for any costs pertaining to the City and County of Denver's mandatory frontage paint and or color requirements. Tenant shall be responsible for their own signage which must adhere to the City and County of Denver's Signage control policy.

Condemnation. Complete Taking. If, during the term of this Lease, or any extension hereof, the whole or substantially all of the Premises shall be taken as a result of the exercise of the power of eminent domain or transferred under threat of condemnation, this Lease shall terminate as of the date of vesting of title of the Premises or delivery of possession, whichever event shall first occur, pursuant to such proceeding or transfer. For the purpose of this section 15, "substantially all of the Premises" shall be deemed to have been taken if a taking under any such proceeding shall involve such an area, whether the area be improved with building or be utilized for a parking area or for other use, that Tenant cannot reasonably operate in the remainder of the Premises the business being conducted on the Premises at the time of such proceeding.

Partial Taking. If, during the term of this Lease, or any extension hereof, less than substantially all of the Premises shall be taken in any such proceeding, this Lease shall not terminate. The rent thereafter due and payable by Tenant shall be reduced in such proportion as the nature, value and extent of the part so taken bears to the whole of the Premises. Landlord shall, from the proceeds of the condemnation, restore the Premises for use of Tenant

Award. Any award granted for either partial or complete taking regarding the Premises shall be the sole property of Landlord.

Destruction of Premises. If any building or improvement standing or erected upon the Premises shall be destroyed or damaged ("Damage") in whole or in part by fire or other casualty, Landlord shall promptly repair, replace or rebuild ("Restoration") the same at least to the extent of the value and as nearly as practical to the character of the Building or improvements existing immediately prior to the Damage.

Landlord Initials: NJJ Tenant Initials: SGA

During such Restoration, Tenant shall be entitled to a proportionate reduction of rent while such Restoration work is being completed, such proportionate reduction to be based upon the extent to which such Restoration interferes with Tenant's use of the Premises. If: (a) the Premises are encumbered by a mortgage or deed of trust ("Mortgage") and the holder of the Mortgage requires that all or a portion of the proceeds of the insurance be paid to said holder, or (b) the insurance proc0eeds available for the Restoration are less than 90 percent of the cost of the Restoration, or (c) the Restoration cannot be completed within 120 days, then Landlord may, at its option, declare this Lease terminated and all parties shall be relieved from further obligation hereunder from the Date of the Damage. If the Restoration cannot be completed within 120 days from the date of the Damage, then Tenant shall likewise have the right, at its option, to declare this Lease terminated and all parties shall be relieved from further obligation hereunder from the date of the Damage. In the event that either Landlord or Tenant is entitled to declare this Lease terminated as set forth above, then such notice shall be given within thirty (30) calendar days from the date of determination that the Restoration cannot be completed within 120 days by the party declaring such to the other party.

Anything in this section 17 to the contrary notwithstanding, if the improvements contained on the Premises are substantially damaged or destroyed from any cause whatsoever during the last eighteen (18) month period of this Lease, Landlord may, at its option, declare this Lease terminated and all parties shall be relieved from further obligation hereunder from that date of said damage. However, if an option to extend the term of this Lease is granted herein, then if Tenant exercises said option within twenty (20) calendar days from the date of Damage and if the remaining term plus the option period is for a period of time longer than eighteen (18) months, Restoration and the parties' obligations and rights shall be as set forth in the preceding paragraph. All insurance proceeds paid as a result of a casualty shall be the sole and exclusive property of the Landlord.

Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

Tenant failing to pay Base Rent or Additional Rent within Ten days of its due date;

Tenant failing to make any other payments required to be made by Tenant when due, where such failure shall continue for a period of seven (7) calendar days following notice from Landlord to Tenant;

Tenant failing to perform or keep any of the other terms, covenants and conditions herein contained for which it is responsible, and such failure continuing and not being cured for a period of thirty (30) calendar days after notice from Landlord or if such default is a default which cannot be cured within a 30 calendar day period, then Tenant's failing to commence to correct the same within said 30 calendar day period and thereafter failing to prosecute the same to completion with reasonable diligence; If the default occurs due to order or citation by the governing authority having jurisdiction over the premises, whether such default or
order is issued to the Landlord or to the Tenant, the time for cure shall conform to the time granted by such governing authority, including any time granted by any tribunal.

Tenant abandoning the Premises.

Tenant being adjudicated as bankrupt or insolvent or filing in any court a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or in the future amended) or the filing of an involuntary bankruptcy against Tenant unless said involuntary bankruptcy is terminated within thirty (30) calendar days from the date of said filing, or Tenant filing in any court for the appointment of a receiver or trustee of all or a portion of

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Tenant's property or there being appointed a receiver or trustee for all or a portion of Tenant's property, unless said receiver or trustee is terminated within thirty (30) calendar days from the date of said appointment; Tenant making any general assignment or general arrangement of its property for the benefit of its creditors.

In the event of an occurrence of default as set forth above, Landlord shall have the right to: Terminate this Lease and end the term hereof by giving to Tenant written notice of such termination, in which event Landlord shall be entitled to recover from Tenant at the time of such termination the present value of the excess, if any, of the amount of rent reserved in this Lease for the then balance, not to exceed 6 months, hereof over the then reasonable rental value of the Premises for the same period. The present value shall be determined by discounting all future excess rent amounts at the rate of eight percent (8%) per annum. It is understood and agreed that the "reasonable rental value" shall be the amount of rental which Landlord can obtain as rent for the remainder of the initial term or renewal term, whichever is applicable; or without resuming possession of the Premises or terminating this Lease, to sue monthly for and recover all rents, other required payments due under this Lease, not to exceed 6 months, and other sums including damages and legal fees at any time from time to time accruing hereunder; or without terminating this Lease, re-enter and take possession of the Premises or any part thereof and repossess the same as of Landlord's former estate or expel Tenant and those claiming through or under Tenant and remove the effects of both or either (forcibly, if necessary) without being deemed guilty in any manner of trespass and without prejudice to any remedies for rent delinquencies or preceding lease defaults, in which event Landlord may from time to time without terminating this Lease re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord may, in its sole discretion, deem advisable, with the right to make alterations and repairs to the Premises, and neither the serving of a demand for possession nor the re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of termination be given to Tenant. In the event of Landlord's election to proceed under this subsection (c), then such repossession shall not relieve Tenant of its obligation and liability under this Lease, all of which shall survive such repossession, and Tenant shall pay to Landlord as current damages the basic rental and other sums hereinabove provided which would be payable hereunder if such repossession had not occurred, less the net proceeds (if any) of any re letting of the Premises after deducting all of Landlord's expenses in connection therewith, including but without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs and expenses of preparation of such re letting. Tenant shall pay such current damages to Landlord on the days on which the basic rent would have been payable hereunder and as if possession had not been retaken, and Landlord shall be entitled to receive the same from Tenant on each such day. Any Late Payment shall bear a penalty of $200.00.

Subordination and Estoppel. This Lease is subject and subordinate to all mortgages and deeds of trust which now or hereafter may affect the Premises, and Tenant shall execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this Lease in the manner requested by Landlord to any new or existing mortgage or deed of trust. Should Tenant fail to execute and deliver any such documents or instruments within ten (10) calendar days after receipt of such demand, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact for the purpose solely of executing and delivering any such documents or instruments pursuant to this paragraph. Any holder of a mortgage or deed of trust may rely upon the terms and conditions of this paragraph. Further, Tenant shall at any time and from time to time, upon not less than five (5) calendar days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord, or specifying such defaults, if any

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are claimed. Tenant shall attorney to any purchaser at any foreclosure sale or to any grantee or transferee designated in any deed given in lieu of foreclosure. Any subordination agreement to be executed by Tenant shall provide that as long as Tenant is current and not in default under the terms and conditions of this Lease, the holder of the mortgage shall not disturb the tenancy of Tenant.

Hazardous Use. Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra hazardous, or permit anything to be done which would in any way increase the rate of casualty or liability insurance coverage on the Premises or the Building and/or its contents. Tenant will not store, create or use any Hazardous Materials (as they are defined in section 21, below) on or about the Premises without the prior written consent of Landlord, which approval may be withheld at Landlord's discretion. With respect to any such storage, creation or use of Hazardous Materials, Tenant agrees to use, store, and dispose of same as required by applicable local, state and federal laws; to provide immediate notice of any releases; to provide in advance the identity of specific Hazardous Materials which will be stored, created or used on the Premises; and to maintain the Premises free of contamination and return the property to its pre-lease condition.

Indemnification. Tenant and all other signatories and guarantors hereof jointly and severally agree to indemnify, protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord, and arising from or out of any Hazardous Materials, as hereinafter defined, hereafter located upon or within all or any portion of the Premises as a result of Tenant's actions, including without limitation (i) the cost of removal of all such Hazardous Materials from all or any portion of the Premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Premises, into the air, any body of water, any other public domain or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any part of the Premises, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials.

For the purposes of this Lease, the term "Hazardous Materials" shall mean any hazardous or toxic materials, wastes and substances including any substance identified in CERCLA, RCRA, or other federal, state or local legislation, regulations or ordinances whether now existing or hereafter enacted or promulgated or any judicial or administrative interpretation of such laws, rules or regulations.

This Indemnification shall be a continuing indemnity for 6 months and shall remain in full force and effect until released and cancelled by Landlord or its successors and assigns.

Subrogation. Landlord shall cause each insurance policy carried or to be carried by Landlord insuring the Premises against loss, and Tenant shall cause each insurance policy carried or to be carried by Tenant on or relating to the Premises, its fixtures and contents, to be written in a manner so as to provide that the insurance company waives all right to recovery by way of subrogation against damage covered by any such policies (but only with respect to claims against the other party.) Neither party, its agents, officers and employees shall be liable to the other for any loss or damage caused (regardless of cause or origin, including the negligence of any party hereto, its agents, officers or employees) by fire or any other risk or risks against which any such policy insures, provided such waiver was obtainable. If the release of either Landlord or Tenant as set forth herein shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to that of the other party's insurer. Notwithstanding anything contained herein to the contrary, any insurance policies maintained by Tenant (Public Liability and Personal Property) shall name Landlord as an additional

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insured.

Surrender of Premises. Upon expiration or termination of the term of this Lease, or any extension thereof, Tenant shall peaceably and quietly leave and surrender the Premises in as good condition as they are now, ordinary wear and tear excepted. Tenant shall surrender and deliver up the building and Premises broom-clean and free of Tenant's property. Provided Tenant is not in default, it shall have the right to remove all of its trade fixtures, equipment, machinery and other personal property, provided that upon such removal the Premises are delivered in the same condition as existed at the time of commencement of this Lease. Further, in the event Tenant does not remove any of its fixtures, equipment or personal property or any additions or alterations made to the Premises during the term of this Lease, Landlord may, at its option, require Tenant to remove any such improvements, alterations, fixtures and equipment and restore the Premises to the condition that existed at the commencement of the Lease, at Tenant's sole cost and expense, or retain the same.

Recommendation of Legal Counsel. Landlord advises and recommends that all parties hereto obtain legal counsel to represent them in connection with the examination of title, zoning of the Premises, the contents and execution of this Lease, tax implications of the transaction and all other aspects relative to the transaction contemplated hereby.

Notices. All notices, demands and requests required to be given by either party to the other shall be in writing and shall be hand delivered or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below or at such other addresses as the parties may designate in writing delivered pursuant to the provisions hereof. Any notice when given as provided herein shall be deemed to have been delivered on the date personally served or two (2) banking days subsequent to the date that said notice was deposited with the United States Postal Service.

Time is of the Essence. Time is of the essence hereof.

Quiet Enjoyment. Landlord represents and warrants that Landlord has the right to enter into and make this Lease; and Tenant, upon paying the rent herein reserved and upon performing all of the terms and conditions of this Lease on its part to be performed, shall at all times during the term herein demised peacefully and quietly have, hold and enjoy the Premises.

Acceptance of Premises. Tenant accepts the Premises subject to all zoning ordinances and regulations pertaining to the Premises, without responsibility or warranty by Landlord, and further Tenant accepts the Premises subject to easements, rights-of-way, restrictive covenants and reservations of record.

Right to Inspect or Show Premises. Landlord, or Landlord's agent and representative, shall have the right to enter into and upon the Premises or any part thereof at all reasonable hours for the purpose of examining the same. Landlord, or Landlord's agent and representative, shall also have the right to show the Premises to persons wishing to purchase or lease the same at all reasonable hours. During the 90 calendar day period prior to the expiration of this Lease, or any extension thereof, Landlord, or Landlord's agent and representative, shall have the right to place "to let" or "for sale" notices on the Premises, and the Tenant agrees to permit the same to remain thereon. Landlord will observe and follow all marijuana laws and regulations as defined by state and local regulations.

Severability. If any sentence, paragraph or article of this Lease is held to be illegal or invalid, this shall not affect in any manner those other portions of the Lease not illegal or invalid and this Lease shall continue in full force and effect as to those provisions

Confidentiality and Nondisclosure. Both Parties agree not to disclose the confidential information

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obtained from the discloser and this Lease to anyone unless required to do so by law. In consideration of each Party's disclosure of Confidential Information to the other Party, each Party agrees with respect to the Confidential Information received from the other Party, that it: (a) will maintain such Confidential Information in the strictest confidence; (b) will not disclose, transfer or otherwise make available any of such Confidential Information to any third party without the prior written consent of the other Party; and (c) will not use the Confidential Information for any purpose other than related to this letter. Each Party shall take reasonable measures to protect the Confidential Information of the other Party. Those measures shall not be less than the measures taken to protect the receiving Party's own confidential information. Confidential Information of the other Party may be provided to a Party's Representatives only on a need-to-know basis, and prior to such provision, the Party will notify each Representative to whom such disclosure is made that such Confidential Information is received in confidence and shall be kept in confidence by such Representative. Neither Party may disclose Confidential Information to current or previous employees without the prior consent of the other party. Landlord hereby consents to Tenant publicly communicating that this Lease has been executed and the general terms of the Lease and operation, but will withhold private information including premises address and landlord information.

If at any time during the term of the Lease Landlord receives an offer from a third party to purchase the Premises which Landlord wishes to accept, Landlord shall deliver to Tenant a copy of the complete proposed contract received and allow Tenant to purchase the Premises under the same terms and conditions.

If Federal, Colorado or Denver laws or regulations prohibit a Subtenant's operation of a marijuana operation at this location during the term of this Lease or if a governmental notice is delivered to Landlord or Tenant which requires the cessation of marijuana cultivation or infusion on the Premises, Landlord or Tenant may terminate this Lease with no penalties and Tenant shall vacate the Premises within 30 days, any deposits shall forthwith be returned by Landlord to Tenant.

If Premises' location or sub-tenant's leases, licenses or operations is not approved, issued and/or licensed by the Marijuana Enforcement Division, City of Denver Zoning and/or City of Denver Excise and License Department, tenant may terminate this lease and this lease will become null and void without penalty, any deposits shall forthwith be returned by Landlord to Tenant.

This Lease may be executed in counterparts, all of which shall collectively be considered the original. A facsimile signature shall be sufficient and shall constitute an original signature for all purposes.

This Agreement shall be governed by and construed in accordance with laws of the State of Colorado.

Landlord's Representation. Landlord represents to Tenant that, (i) neither Landlord nor any of its officers, directors or partners nor any person or entity that to its current actual knowledge, directly owns beneficial interest in it, as described in the Schedule 14A Information Required in the Proxy Statement of Crescent Real Estate Equities Company dated as of May 28, 2004, is a Prohibited Person with whom U.S. persons or entities are restricted from doing business under regulations of OFAC or under the Executive Order, or other governmental action, and (ii) that throughout the term of this Lease, Landlord shall comply with the Executive Order and with the Money Laundering Act, if, when and to the extent Landlord may become subject to the Money Laundering Act.

3) Prohibited Persons and Transactions. Landlord represents and warrants to Tenant that Landlord is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated and

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Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Person Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(b) Landlord warrants and represents Landlord (i) is not under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti- Money Laundering Laws; (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(c) "Anti-Money Laundering Laws" means those laws, rules, regulations, orders and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotic dealers or otherwise engaged in activities contrary to the interests of the United States; c) require identification and documentation of the parties with whom a financial institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Executive Order Number 13224 on Terrorism Financing (September 23, 2001), the Patriot Act, the Bank Secrecy Act, Pub.L. No. 91-508, 84 Stet. 1305 (1970), the Trading with the Enemy Act, 50 U.S.C. Appx. Section 1 et seq., the International Emergency Economics Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957, as amended.

(d) "Patriot Act" means the USA PATRIOT Act of 2001, Pub. L. No. 107-56, together with all laws, rules, regulations and orders issued in connection therewith.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties have set their hands and seals as of the day and year first written above.

Agreed and Accepted

LANDLORD:

Signature: [signature]

Print Name: Marcela U. Cristancho

2949 W Alameda, LLC.

Company: 2949 W Alameda Ave. Denver CO 80219.

Date: 7/14/14

TENANT:

Signature: [signature]

Print Name: STEVEN S HUBBARD

Company: DIEGO PELLICER WORLDWIDE INC.

Date: 7/15/2014

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FIRST AMENDMENT TO COMMERCIAL SUBLEASE AGREEMENT

2949 W ALAMEDA AVE, DENVER, CO 80219

THIS AMENDMENT TO COMMERCIAL SUBLEASE AGREEMENT (the "Amendment"), is made as of July 31, 2019, by and between Diego Pellicer Worldwide, Inc ("Sublessor") and Royal Asset Management, LLC ("Sublessee"). Sublessor and Sublessee are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITALS:

A. On or about August 15, 2014, 2949 W Alameda Ave, LLC ("Property Owner") and Sublessor entered into a Master Lease Agreement ("Lease"), as amended, for certain premises located at 2949 W Alameda Ave, Denver, CO 80219 ("Premises").

B. On September 8, 2015, as set forth in the Commercial Sublease Agreement between the Parties, (the "Sublease"), Sublessor leased the Premises to Sublessee.

NOW, THEREFORE, the Parties agree as follows:

1. Recitals. The above recitals are true and correct and are incorporated herein.

2. Sublease Amendment. The Sublease is amended as follows:

   a. Renewal of Sublease. The Parties are extending the initial Sublease term an additional seven months and Sublessee has properly exercised its option to renew the Sublease for an additional term of five years. Accordingly, the term of the Sublease will end on February 28, 2025. Sublessee shall pay the $100,000 renewal fee with respect to the option to renew on the earlier to occur of (i) the merger or sale of Sublessee or the sale of all or substantially all of Sublessee's assets, and (ii) the termination of the Sublease.

   b. Rent. Sublessee shall pay rent as follows beginning March 1, 2020: Base Rent of $20,000 + NNN and Additional Base Rent of $6,3000 from March 1, 2020, through and including June 30, 2021; Base Rent of $22,500 + NNN and Additional Base Rent of $7,087.50 from July 1, 2021, through and including February 28, 2025.

   c. Option to Renew. Page 5 of the Sublease, the paragraph under the heading of "**Option to Renew**," is amended and restated in its entirety as follows:

   Sublessee shall, provided the Sublease is in full force and effect and Sublessee is not in default under any of the terms and conditions of the Sublease at the time of notification, have options to extend the Sublease for two additional five-year terms (each, an "**Option**"), on the same terms and conditions as set forth in the Sublease, except as modified by the terms, covenants and conditions as set forth below:

   (a) If Sublessee elects to exercise an Option, Sublessee shall provide Sublessor with written notice of such election no later than the date which is 150 days prior to the expiration of the term of the sublease, and Sublessor will provide notice to Property Owner executing Sublessor's option to extend, no less than 120 days prior to the end of the term of the Lease period.

3. Miscellaneous.

A. Except as modified herein, the Sublease remains in full force and effect.
B. This Amendment supersedes all other agreements and understandings between the Parties as to the subject matters contained herein. In case of a conflict between this Amendment and the Lease, the terms of this Amendment will control and supersede the terms of the Lease.

IN WITNESS WHEREOF, the Parties have executed this agreement on the date written hereinabove.

SUBLESSOR:
Diego Pellicer Worldwide, Inc

By: ____________________

Print: Ron Throgmartin

SUBLESSEE:
Royal Asset Management, LLC

By: ____________________

Print: Neil Demers

COMMERCIAL SUBLEASE AGREEMENT

THIS COMMERCIAL SUBLEASE AGREEMENT (the "Commercial Sublease Agreement" or "Sublease"), made on this 8 day of September, 2015 by and between Diego Pellicer Worldwide, Inc., a Delaware corporation, having an address at 3435 Ocean Park Blvd. #107-610, Santa Monica, CA 90405 ("Sublessor") and Royal Asset Management, LLC, a Colorado limited liability company, having an address of 2949 W Alameda Ave, Denver, CO 80219 ("Sublessee").

RECITALS

WHEREAS, Sublessor has entered into a lease agreement with the 2949 W Alameda Ave, LLC ("Lessor") for a base term starting on August 1, 2014 and ending on July 31, 2019, with one five year extension (the "Master Lease"). A copy of the Master Lease Agreement is attached hereto; and

WHEREAS, Sublessee and Sublessor wish to enter into this Commercial Sublease Agreement, where under the Sublessor will sublease the Premises to Sublessee.

NOW THEREFORE, in consideration of the foregoing Recitals and the mutual covenants set forth below, the parties hereto agree as follows:

Definitions

Capitalized terms used in this Commercial Sublease Agreement without definition shall have the meanings assigned to such terms in the Master Lease, unless the context expressly requires otherwise. In the event of a conflict between the terms of the Master Lease and the terms of this Sublease, except for the Rent and Deposits, the terms of the Master Lease shall control.

Premises

Subject to the terms and conditions of this Agreement, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the property known as 2949 West Alameda Avenue, Denver, Colorado (the "Premises").

Term

The term of this Sublease shall be for forty seven months, commencing on **September 1, 2015** and ending on **July 31, 2019** (herein referred to as **"Initial Term"**), unless sooner terminated pursuant to any provision hereof.

Sublease

This Commercial Sublease Agreement will be subject to the remaining terms and conditions contained in the Master Lease and Sublessee shall have all the rights and obligations of Sublessor under the Master Lease as modified hereby. Except as modified hereby (i) the Sublessee hereby agrees to perform all of the Sublessor's duties and obligations under the Master Lease, and (ii) Sublessor hereby grants to Sublessee all of Sublessor's rights under the Master Lease

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Rent

Beginning on September 1, 2015 and ending on March 31, 2016 ("Deferral Period"), Sublessor shall defer Sublessee's rent and NNN charges, imposed under the Master Lease, and amortize it over the remaining term of the lease ("Deferred Rent"). Sublessor shall be obligated to pay all Base Rent and NNN charges due under the Master Lease during Sublessee's Deferral Period. Beginning on April 1, 2016, and continuing throughout the Term as same may be extended, Sublessee shall be required to pay (i) the Base Rent and NNN charges as stated in the Master Lease to Lessor, plus (ii) $6,300 per month in additional base rent to Sublessor ("Additional Base Rent"), plus (iii) any additional rents ("Additional Rents"), including the Deferred Rent, to Sublessor.

Notwithstanding anything to the contrary contained herein, all sums due under the Master Lease (including Base Rent and NNN charges) shall be paid by Sublessee directly to Lessor and all Additional Base Rent shall be paid by Sublessee directly to Sublessor.

Sublessor agrees to notify Sublessee in writing of any notices received by Sublessor from Lessor, including but not limited to a breach of Master Lease. Sublessor agrees that Sublessee has the right to cure said breach, and offset the cost of said cure from payments due Sublessor.

The monthly payments due Lessor and Sublessor hereunder shall be due in advance on the first day of each calendar month at any address designated in writing by Lessor and Sublessor for such purpose.

Late Charges

Any rent payment not made by the tenth day of the month shall be considered overdue and in addition to Sublessor's other remedies, Sublessor may levy a late payment charge equal to five percent (5%) on any overdue amount.

Rent Payments and Security Deposit

On or before May 1, 2016, Sublessee shall pay the rent in accordance with the terms hereof, and a security deposit in the amount of $26,300.00 for the full and faithful performance by the Sublessee of all the terms of this Commercial Sublease. The security deposit will be refunded to Sublessee after the expiration of this Sublease, provided the Sublessee has fully and faithfully carried out all of its obligations under this Agreement.

Sublessor agrees to notify Sublessee in writing on any notices received by Sublessor from Lessor including but not limited to a breach of Master Lease. Sublessor agrees that Sublessee has the right to cure said breach, and offset the cost of said cure from payments due Sublessor.

Utilities

Sublessee shall pay directly for all utilities, services and charges provided to the premises, including any and all deposits required.

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Parking Spaces

Sublessee shall have the use of all areas designated for parking on the Premises.

Use

If consistent with City of Denver zoning requirements, Sublessee shall use the premises for licensed medical/retail marijuana retail store, and for no other purpose without Sublessor's prior written consent. Notwithstanding the forgoing, Sublessee shall not use the Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

Quiet Enjoyment

Sublessor covenants and warrants that upon performance by Sublessee of its obligations hereunder, Sublessor will keep and maintain Lessee in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Premises during the term of this Sublease.

Repairs and Alterations

Sublessee, at Sublessee's expense, shall keep in good order, condition and repair the Premises and every part thereof, including all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, windows and doors. The Subleased Premises is leased on a "as is" basis. Sublessee shall not, without Sublessor's and Landlord's prior written consent which shall not be unreasonably withheld, make any alterations, improvements, additions in, or about the Premises. Sublessor and Landlord, prior to commencement of any approved work to the Premises by Sublessee reserve the right to post a notice of non-liability of Sublessor and Landlord for any claims arising from said work. Sublessee shall pay, when due, all claims for labor or materials furnished to or for Sublessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein.

Default and Termination

The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Sublessee:

A. Sublessee failing to pay Base Rent or Additional Rent within Ten (10) days of its due date;

B. Sublessee failing to make any other payments required to be made by Sublessee when due, where such failure shall continue for a period of seven (7) calendar days following notice from Sublessor to Sublessee.

C. Sublessee failing to perform or keep any of the other terms, covenants and conditions herein contained for which it is responsible, and such failure continuing and not being cured for a period of thirty (30) calendar days after notice from Sublessor or if such default is a default which cannot be cured within a 30 calendar day period, then Sublessee's failing to commence to correct the same within said 30 calendar day period

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and thereafter failing to prosecute the same to completion with reasonable diligence; If the default occurs due to order or citation by the governing authority having jurisdiction over the premises, whether such default or order is issued to the Sublessor or to the Sublessee, the time for cure shall conform to the time granted by such governing authority, including any time granted by any tribunal.

D. Sublessee being adjudicated as bankrupt or insolvent or filing in any court a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or in the future amended) or the filing of an involuntary bankruptcy against Sublessee unless said involuntary bankruptcy is terminated within thirty (30) calendar days from the date of said filing, or Sublessee filing in any court for the appointment of a receiver or trustee of all or a portion of Sublessee's property or there being appointed a receiver or trustee for all or a portion of Sublessee's property, unless said receiver or trustee is terminated within thirty (30) calendar days from the date of said appointment, Sublessee making any general assignment or general arrangement of its property for the benefit of its creditors.

In the event of an occurrence of default as set forth above and not being cured for a period of thirty (30) calendar days after notice from Sublessor, Sublessor may elect to seek any and all legal remedies to cause the Sublessee to cure such default, including, but not limited to commencement of eviction proceedings, retaking possession of the Premises and/or any other legal remedy allowed at law or in equity. In the event of a termination of this Sublease as a result of Sublessee's default, Sublessee shall pay to Sublessor the cost of repossession, brokerage commissions, legal expenses, attorneys' fees, and expenses of preparation for such reletting.

Termination

Upon the expiration or earlier termination of this Agreement, Sublessee shall return the Premises to Sublessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted. All alterations, improvements, additions, which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration or earlier termination of this Sublease. Notwithstanding the foregoing, however, Sublessee's trade fixtures, machinery and equipment, other than that which is affixed to the premises so that it cannot be removed without material damage to the Premises, shall remain the property of Sublessee and may be removed by Sublessee upon the expiration or earlier termination of this Sublease.

Indemnity

Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney's fees and costs, arising out of, connected with, or resulting from Sublessee's use of the Premises.

Assignment and Subletting

Sublessee shall have the right to sublet the premises or assign this Commercial Sublease Agreement with the prior written consent of the Sublessor (which consent shall not be unreasonably withheld, as long as Sublessee remains financially responsible to Sublessor.

Sublessor Initials: [signature] Sublessee Initials: [signature] Sublessee Initials: [signature]

Early Termination

If Colorado or Denver laws or regulations, or Federal notices or prosecution, prohibit Sublessee's operation of a marijuana operation at this location during the Term of this Sublease or if a governmental notice is delivered to Landlord, Sublessor or Sublessee which requires the cessation of marijuana sales on the Premises, Landlord, Sublessor or Sublessee may terminate this Sublease with no penalties and Sublessee shall vacate the Premises within 30 days, if it cannot be cured, and any deposits and prepaid rent shall forthwith be returned by Sublessor to Sublessee. Moreover, if the Premises' location or Sublessee's sublease, licenses or operations is not approved, issued and/or licensed by the Marijuana Enforcement Division, City of Denver Zoning and/or City of Denver Excise and License Department for the Premises or Sublessee's grow facility located at 4242 Elizabeth St. Denver, CO 80216, or Lessor's written consent to this Sublease and the terms contained herein is not received, or Sublessor does not receive approval by Lessor and Sublessor for the plans and specifications required by Sublessee for Sublessee's initial improvements to, and/or alterations of, the Premises, then Sublessee and/or Sublessor may terminate this Sublease and this Sublease will become null and void without penalty, and any deposits, prepaid rent payments shall forthwith be returned by Sublessor to Sublessee.

Personal Property

Sublessee, at its sole expense, shall keep all of Landlord's equipment and personal property ("Personal Property"), as listed in the Master Lease, in good working condition and repair. If used, Sublessee shall use Personal Property in a careful and lawful manner. Sublessee shall not make any alterations, additions, or improvement to Equipment or relocate Equipment without Sublessor's prior written consent. At the expiration, assignment or other termination of this Sublease, Sublessee, at its expense, shall immediately return all Personal Property, in as good condition as received, less normal wear, tear, and depreciation. Sublessee shall bear the entire risk of loss, theft, destruction, or damage (collectively, "Loss") of Personal Property or any portion thereof from any cause whatsoever, unless caused by the act or omission of Sublessor or his agents or representatives. Sublessee will advise Sublessor in writing within ten (10) days of any Loss.

Option to Renew

Sublessee shall, provided the Sublease is in full force and effect and Sublessee is not in default under any of the terms and conditions of the Sublease at the time of notification or commencement, have one (1) option to extend this Sublease for a term of five (5) years as of the date the extension term is to commence, on the same terms and conditions set forth in the Sublease, except as modified by the terms, covenants and conditions as set forth below:

a) If Sublessee elects to exercise said option, then Sublessee shall provide Sublessor with written notice no earlier than the date which is one hundred and fifty (150) days prior to the expiration of the term of the Sublease and shall pay Sublessor a renewal fee of one hundred thousand dollars, and Sublessor will provide notice to Landlord executing Sublessor's option to extend, no less than one hundred and twenty (120) days prior to the end of the Initial Term of the Lease period.

b) Sublessee shall be required to pay (i) the increased Base Rent and NNN charges as stated in the Master Lease to Lessor, plus (ii) $7,875 per month as Additional Base Rent to Sublessor, plus (iii) any additional rents, if any.

Sublessor Initials: ____ Sublessee Initials: ____ Sublessee Initials: ____

Severability

If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may be modified in writing and must be signed by both parties. Sublessee shall pay Sublessor a sublease commencement fee of three hundred and ninety five thousand dollars and No/100, which shall be amortized, as Additional Rent, commencing on the first day of the eighth month after the Commencement Date, and continuing throughout the remaining term, as same may be extended.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado.

Notices

Any Notice and other communications which either party desires to give the other, may be given either personally or by post through certified mail, to the address of Sublessor and Sublessee as set forth above. Either Sublessor or Sublessee may change their respective address by written notice to the other.

Waiver

The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. The acceptance of rent by Lessor or Sublessor does not waive Sublessor's right to enforce any provisions of this Agreement.

Counterparts

This Sublease may be executed in counterparts, all of which shall collectively be considered the original. A facsimile signature shall be sufficient and shall constitute an original signature for all purposes.

[Signature Page Follows]

Sublessor Initials: Sublessee Initials: Sublessee Initials:

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first written above.

SUBLESSOR:

Diego Pellicer Worldwide, Inc.

By: ______________________
Ronald Throgmartin, CEO

SUBLESSEE:

Royal Asset Management, LLC

By: ______________________
Neil Demers, Member

By: ______________________
Elgin Pearson, Member

Sublessor Initials: ____ Sublessee Initials: ____ Sublessee Initials: ____